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Exhibit 10.12

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement (this "Assignment") is made and entered into in Islandia, New York as of July 14, 2000 (the "Effective Date") by and between Computer Associates International, Inc. ("CA" or "Assignor"), a Delaware corporation having its principal place of business at One Computer Associates Plaza, Islandia, New York 11749, and ACCPAC International, Inc. ("ACCPAC" or "Assignee"), a Delaware corporation having its principal place of business at 6700 Koll Center Parkway, Third Floor, Pleasanton, California 94566.

R E C I T A L S

        WHEREAS, CA, Software Business Technologies, Inc. ("Acquired Company") and SBT Acquisition Corporation ("Merger Sub") are parties to that certain Agreement and Plan of Merger dated as of June 8, 2000 (as the same may have been amended from time to time, the "Original Agreement"), under which Merger Sub, a wholly owned subsidiary of CA, was merged with and into the Acquired Company, with Acquired Company becoming a wholly owned subsidiary of CA and the surviving corporation of such transaction, and CA became the sole shareholder of all of the outstanding shares of capital stock of Acquired Company (the "Shares").

        WHEREAS, all consideration for CA's acquisition of the Shares under the Original Agreement was funded by ACCPAC, a wholly-owned Subsidiary of CA, pursuant to that certain Promissory Note issued by ACCPAC to CA as of even date herewith; and

        WHEREAS, the parties hereto desire that all of the rights, title and interest of CA in the Shares and under the Original Agreement be assigned by CA to ACCPAC in accordance with the terms and conditions of this Assignment.

A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

        1.    Assignment, Assumption; and License.    Subject to the provisions set forth herein, as of the Effective Date:

          (a)  CA hereby assigns, transfers, conveys, delivers and relinquishes exclusively to ACCPAC, and shall cause each of its subsidiaries other than ACCPAC (collectively, the "Subsidiaries") to assign, transfer, convey, deliver and relinquish exclusively to ACCPAC, and ACCPAC hereby accepts from CA and the Subsidiaries, all of CA's and the Subsidiaries' respective right, title and interest (A) acquired by CA or any of the Subsidiaries pursuant to the Original Agreement, and (B) in and to the Shares.

          (b)  ACCPAC hereby assumes and agrees faithfully to perform and fulfill all liabilities and obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to, arising out of or resulting from the Original Agreement, regardless of when or where such liabilities and obligations arose or arise or whether the facts on which they are based occurred prior to or subsequent to the Effective Date hereof, regardless of where or against whom such liabilities and obligations are asserted or determined or whether asserted or determined prior to the Effective Date hereof, and regardless of whether arising from, or alleged to arise from, negligence, recklessness, violation of law, fraud or misrepresentation by CA or the Subsidiaries or any of their respective directors, officers, employees or agents.

          (c)  ACCPAC hereby grants a worldwide, perpetual, non-exclusive, royalty free license, without the right to sublicense, to CA and the Subsidiaries to use any and all of the software and documentation of Acquired Company under any of Acquired Company's present and future copyrights, patents, trade secrets or other intellectual property rights ("IP"), including any present and future versions, bug-fixes or updates thereto, for CA's and the Subsidiaries' respective non-commercial, internal use only. In the event that Acquired Company is required, pursuant to a binding legal agreement in force and effect as of the Effective Date hereof, to make any royalty or license payment to third parties as a result of this license to CA and the Subsidiaries, CA shall reimburse Acquired Company for any such royalty or license payments made by Acquired Company to any third party. The license granted to CA and the Subsidiaries hereunder, which is for non-commercial, internal use only, does not include any right to exploit or use any trademark or service mark that is part of the IP.

        2.    Title.    As between CA and Acquired Company, and subject to the provisions of this Assignment, as of the Effective Date:

          (a)  Ownership of the IP and all enhancements, modifications, derivative works and new versions thereof developed by or on behalf of Acquired Company shall be vested and shall thereafter remain vested in Acquired Company;

          (b)  CA, Acquired Company and ACCPAC shall retain ownership of all of their respective pre-existing software programs that may be merged or combined with the IP (the "Excluded IP")

        3.    Further Conveyance Assurances.    Each party hereby agrees, upon request by the other party, to execute and deliver such further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer or granting of rights and/or licenses, as applicable, herein, including the transfer of the Shares on the corporate register of Acquired Company such that ACCPAC is the registered owner thereof.

        4.    Representations and Warranties.

          (a)  The parties expressly acknowledge and agree that the rights, title and interest in and to the Shares assigned by CA to ACCPAC herein, shall be equivalent and limited in scope, to the rights, title and interest in and to the Shares acquired by CA pursuant to the Original Agreement.

          (b)  THE SHARES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND.

          (c)  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES HOWEVER ARISING, EVEN IF THE OTHER PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF THIS ASSIGNMENT.

        5.    Condition Precedent.    It is a condition precedent of CA's obligation to consummate the transactions contemplated hereby, that ACCPAC execute and deliver the Promissory Note, in the form attached hereto as Exhibit A.

        6.    General Provisions

          (a)    Amendment.    This Assignment may not be amended or modified except by an instrument in writing signed by both parties.

          (b)    Headings.    The headings contained in this Assignment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assignment.

          (c)    Severability.    If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the transactions contemplated hereby are not affected in any manner materially adverse to either party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (d)    Entire Agreement.    This Assignment constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

          (e)    Governing Law.    This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

          (f)    Counterparts.    This Assignment shall become effective upon execution by both parties. This Assignment may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be an original but all of which when taken shall constitute one and the same agreement.

        IN WITNESS WHEREOF, CA and ACCPAC have caused this Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized

COMPUTER ASSOCIATES INTERNATIONAL, INC.		ACCPAC INTERNATIONAL, INC.
By:	/s/ STEVEN M. WOGHIN	By:	/s/ DAVID M. HOOD
Name:	Steven M. Woghin	Name:	David M. Hood
Title:	Senior Vice President and General Counsel	Title:	President and CEO
Date:	September 28, 2001	Date:	September 25, 2001
SOFTWARE BUSINESS TECHNOLOGIES, INC.
By:	/s/ DAVID M. HOOD
Name:	David M. Hood
Title:	President and CEO
Date:	September 25, 2001

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  Exhibit 10.12
ASSIGNMENT AND ASSUMPTION AGREEMENT
R E C I T A L S
A G R E E M E N T